Atlantic Seafoods Company, Inc S-1

Exhibit 10.3

Amendment to the
STOCK TRANSFER AND PURCHASE AGREEMENT

This amendment dated January 4, 2015, by Bill Bonzheim.

I, Bill Bonzheim Vice President of Atlantica Seafoods Company Inc. (Atlantica) and Managing Director of Silver Stream Seafood (Silver), a subsidiary of Atlantica hereby elects to waive section 1.4 Bonzheim's (Option to Reacquire Silver) of the Stock Transfer and Purchase Agreement signed and executed on May 27, 2014, where Atlantica purchased 100% Silver from Bonzheim for 4,000,000 common shares of Atlantica.

By executing this amendment, Bonzheim's represents his full intent for Silver to become a permanent subsidiary of Atlantica.

Bill Bonzheim

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Date: ________________